Exhibit 99.2

Advanced Biomed Inc. Announces Closing Of US$6.56 Million Initial Public Offering

Tainan, Taiwan, March 07, 2025 (GLOBE NEWSWIRE) — Advanced Biomed Inc. (the "Company") (NASDAQ: ADVB), a biotechnology company focused on early screening and detection, diagnosis and staging, and treatment of cancer, today announced the closing of its initial public offering (the "Offering") of 1,640,000 shares of common stock (the “Shares”), at a public offering price of $4.00 per share for total gross proceeds of $6.56 million before deducting underwriting discounts and offering expenses. The Shares began trading on the Nasdaq Capital Market on March 6, 2025 under the ticker symbol “ADVB.”

The Offering was conducted on a firm commitment basis. In addition, the Company has granted the underwriter an option, exercisable within 45 days from the closing date of the Offering, to purchase up to an additional 246,000 shares of common stock at the public offering price, less underwriting discounts and commissions, to cover over-allotment, if any.

Proceeds from the Offering will be used for: (i) invitro diagnostics (IVD) clinical research, chip design and development, upgrade facilitates, and expansion to other markets; (ii) marketing and sales, and (iii) general working capital.

Craft Capital Management LLC acted as underwriter for the Offering (the “Underwriter”). VCL Law LLP acted as U.S. securities counsel to the Company, and Ortoli Rosenstadt LLP acted as U.S. securities counsel to the Underwriter.

The Offering was conducted pursuant to the Company’s registration statement on Form S-1 (File No. 333-272110), as amended, in connection with the Offering (the “Registration Statement”) previously filed with the Securities and Exchange Commission ("SEC") and subsequently declared effective by the SEC on February 11, 2025. The Offering was made only by means of a prospectus. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the prospectus relating to the Offering may be obtained from Craft Capital Management LLC by email at info@craftcm.com, by standard mail to 377 Oak St, Lower Concourse, Garden City, NY 11530, or by telephone at +1 (800) 550-8411.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from registration nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Advanced Biomed Inc.

Since 2014, Advanced Biomed Inc. has been focusing on the integration of multiple interdisciplinary technologies and established its own microfluidic technology platform. The Company aims to provide rapid and affordable assay products and services to cancer patients. The Company has a range of innovative devices, including A+Pre, AC-1000, A+CellScan, and A+SCDrop, along with three corresponding biochips: A+Pre Chip, AC-1000 CTC Enrichment Chip, and A+CellScan Chip. The Company’s technologies and products can be used for early screening and detection, diagnosis and staging, and treatment of cancer through the detection of circulating tumor cells and related tumor markers in blood samples, capture of single circulating tumor cells, and single-cell sorting and determination. Additionally, the Company has completed the research and development stage for four matching immunostaining kits, A+CTCE, A+CTCM, A+EMT, and A+CM, utilizing multiplexed staining with fluorescent-labeled antibodies to identify tumor cell types. The Company has also introduced A+LCGuard, a product designed for early screening of lung cancer to assist in the determination of benign and malignant pulmonary nodules. With the Company's primary operations, design, and development based in Taiwan, Advanced Biomed is expanding in China while preparing for the establishment of operation centers in North America and Europe.

Forward-Looking Statement

This press release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as "may,” "will,” "intend," "should," "believe," "expect," "anticipate," "project," "estimate," “continue” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company's expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and other factors discussed in the “Risk Factors” section of the Registration Statement filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

Advanced Biomed Inc.

Mingze Yin
Email: yinmingze@advbiomedicine.com
Mobile: +852-95050429